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                                 BIOMATRIX, INC.

                        EXHIBIT 21 - LIST OF SUBSIDIARIES


                                                              COUNTRY
NAME OF SUBSIDIARY                                       WHERE INCORPORATED
------------------                                       ------------------

Biomatrix Medical Canada Inc.                            Canada


Biomatrix (U.K.) Limited                                 Great Britain


Biomatrix Svenska AB                                     Sweden


Biomatrix France SARL                                    France


Biomatrix Schwiez GmbH                                   Switzerland


Biomatrix Hong Kong Limited                              Hong Kong


Biomatrix (Germany) GmbH                                 Germany


Biomatrix Belgium BVBA                                   Belgium